WARRANTY BILL OF SALE AND ASSIGNMENT AND RELATED AGREEMENTS

                                      FROM

  Prime Communications of New York, Inc., a New York corporation TO/AND BETWEEN

                    DigiTEC 2000, Inc., a Nevada corporation

                        Effective Date: January 16, 1998

1. Transfer

KNOW ALL MEN BY THESE PRESENTS, that Prime Communications of New York,
Inc., a New York Corporation ("Seller"), for the consideration herein, the receipt and sufficiency of which is hereby acknowledged, has this day sold, conveyed, transferred and assigned, and by these presents does hereby sell, convey, transfer and assign to DigiTEC 2000, Inc., a Nevada corporation ("Buyer"), its successors and assigns forever, all of Seller's right, title and interest in, to and under the assets listed on Exhibit A attached hereto (the "Assets").

TO HAVE AND TO HOLD, all said Assets hereby sold, conveyed, transferred and assigned to the Buyer for its own use, benefit and behalf forever.

2. Consideration

The consideration for Seller's execution of this Warranty Bill of Sale and Assignment and Related Agreements and the transfer of Assets hereunder shall consist of the following:

      a. Buyer hereby forever cancels and releases Seller from the obligations to pay the debt and other amounts due to Buyer from Seller in the aggregate amount of $203,521 as detailed on Exhibit B.

      b. The execution by Buyer, and the delivery to Seller, of the promissory note attached as Exhibit C in the principal amount of $147,000.

      c. The sum of $36,500 paid to Seller as follows: $35,000.00 by check, subject to collection, payable to Phonetime, Inc. and $1,500 payable to Hopkins, Kopilow & Weil, as attorneys for Seller.

      d. The issuance of certain Stock Options of Buyer as set forth on the Annexed Stock Option Certificate.

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3. Good Title

Seller hereby warrants to the Buyer and to its successors and assigns that there is hereby transferred to Buyer good title to the Assets, free and clear of all liens or other encumbrances as of November 26, 1996, and that it will warrant and defend such title forever against all claims and demands whatsoever but only to the extent that any claim or defect as to such title existed prior to November 26, 1996. Seller acknowledges and agrees that Buyer has not assumed any liabilities of Seller except as otherwise provided herein.

4. Restrictions on Use; Rights of Seller to Continued Use

(a) In consideration of the transfer of the Assets by Seller to Buyer, Seller covenants that Seller shall not engage in the marketing, promotion and distribution of telecommunications products known as pre-paid telephone cards to those customers listed in and comprising the Assets. Except as restricted herein, Seller shall not otherwise be restricted from using the Assets.

5. Buyer's Representations

Buyer warrants and represents to Seller as follows: (a) it is authorized to do business in the State of New York; (b) the terms of this Agreement and the consideration paid hereunder have been duly authorized and approved by the Board of Directors of the Buyer, and do not conflict with the provisions of the Buyer's Certificate of Incorporation, its By-Laws or with the laws of the State of Nevada; (c) the Stock Options aggregating 145,000 Common Shares of the Buyer represent fewer than five (5%) percent of the issued and outstanding stock of the Buyer.

6. Mutual Release

In and as consideration of the transfer of the Assets hereunder, Buyer and Seller, each on behalf of itself and its agents, employees, officers, directors, shareholders, affiliates, representatives, attorneys, predecessors in interest and successors and assigns ("Representatives") do fully and forever release and discharge the other and its Representatives from all actions, claims, demands, losses, expenses, obligations and liabilities related to any conduct or activity occurring on or before the effective date of this Warranty Bill of Sale and Assignment and Related Agreements including without limitation any and all (a) contract or tort claims; (b) any and all claims for punitive, exemplary or statutory damages; and (c) any and all claims for attorneys' fees. Buyer and Seller each represent to the other that it has not assigned any such claims or authorized any other person, group or entity to assert such claims on its behalf. The above mutual release shall not affect any of the parties' obligations under this Warranty Bill of Sale and Assignment and Related Agreements.


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7. Indemnity

(a) Seller agrees to indemnify Buyer and its Representatives against and hold them harmless from any and all claims, losses or damages, including reasonable attorneys' fees, arising out of Seller's failure to comply with any applicable Bulk Transfer Laws.

(b) The Buyer agrees to and shall indemnify and hold the Seller, its successors, assigns, shareholders, officers and directors, harmless against any and all debts, liabilities, choses in action, or claims of any nature, absolute or contingent, including but not limited to reasonable attorneys' fees, arising out of or relating to a breach of the payment obligations set forth in Section 2(c) and of the representations set forth in Sections 7(b) and 7(c) of this Agreement. Buyer acknowledges that it has been in possession of the Assets of the Seller since November 26, 1996 (hereinafter the "commencement date") and operated and managed the business of the Seller from November 26, 1996 until March 31, 1997. Buyer represents and warrants that (a) from the commencement date through January 26, 1998, it has not caused Seller to enter into any arrangement or agreement, either oral or written, other than an account in Seller's name at Chase Manhattan Bank NA and an agreement with ADP for Seller's payroll; (b) it has not knowingly caused Seller to violate any laws, rules and regulations of any local, city, state or federal governing authority in connection with the operation of its business; (c) it has filed all payroll tax returns required to be filed and has paid and turned over all taxes shown by such returns to be due and payable; and (d) Seller has not received any notice from any third party or governmental entity, which notice alleges a debt, default, claim or liability of the Seller, except an income execution notice issued by the New York State Department of Taxation and Finance upon monies owed by Seller to Seller's President.

(c) The Buyer hereby agrees to deliver to Allan Diamond, accountant to Seller, as soon as practicable, all documents, records and information, including but not limited to bank statements, ledgers, and sales records reasonably required by Seller or its accountant, for the preparation and filing of such local, state and federal tax forms and returns as may be required to be filed by or on behalf of Seller for the three months ended March 31, 1997 and hereby further agrees to pay all costs incurred by Seller in preparation and filing of said forms together with the taxes, penalties and interest due thereon.

8. Further Assurances

For the consideration aforesaid, the Seller, for itself, its successors and assigns, has covenanted and by this Warranty Bill of Sale and Assignment and Related Agreements does covenant with the Buyer, its successors and assigns, that the Seller, its successors and assigns, will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents or instruments of transfer, conveyance or assignment as shall be necessary and appropriate to vest in or confirm to the Buyer, its successors and assigns, all and singular, the Assets hereby assigned and transferred which the Buyer, its successors and assigns, reasonably require.


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9. Shareholder Guarantee

Seller represents that the shareholders noted below represent the complete list of shareholders of the Seller as of the date hereof. Each such shareholder, by signing below, jointly and severally guarantees the performance of Seller's obligations hereunder and agrees to the Mutual Release set forth herein.

10. Governing Law

This Warranty Bill of Sale and Assignment and Related Agreements shall be governed and construed in accordance with the internal, substantive laws of the State of New York without giving effect to the conflict of law rules thereof and any action relating thereto shall be brought exclusively in the state or federal courts of the State of New York.

11. Injunctive Relief

The parties understand and acknowledge that violation of their respective covenants and agreements herein may cause the other irreparable harm and damage, which may not be recovered at law, and each agrees that the other's remedies for a breach hereof may be in equity by way of injunctive relief, as well as for damages and any other relief available to the non-breaching party, whether in law or in equity.

12. Authority

Each party represents and warrants that it has the requisite corporate power and authority to enter into this Warranty Bill of Sale and Assignment and Related Agreements and to undertake its obligations hereunder, and that this Warranty Bill of Sale and Assignment and Related Agreements has been executed and delivered by a duly authorized officer, and is the binding obligation of such party enforceable in accordance with its terms.

13. Entire Agreement

This Warranty Bill of Sale and Assignment and Related Agreements, which includes and incorporates by reference all appendices and supplements hereto, constitutes the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings and agreements between the parties with respect to the subject matter hereof, all of which representations, communications, understandings and agreements are hereby canceled to the extent they are not specifically merged herein. The parties acknowledge and agree that neither of the parties is entering into this Warranty Bill of Sale and Assignment and Related Agreements on the basis of any representations or promises not expressly contained herein. This Warranty Bill of Sale and Assignment and Related Agreements may not be amended, altered or modified except by an instrument in writing duly executed by both parties.


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14. Severability

If any part, term or provision of this Warranty Bill of Sale and Assignment and Related Agreements be held illegal, invalid or unenforceable, such part, term or provision shall be deemed severable and shall not affect the other provisions hereof, which other provisions shall remain in full force and effect. To the extent that any part, term or provision of this Warranty Bill of Sale and Assignment and Related Agreements is held to be illegal, invalid or unenforceable because it is deemed to be overbroad, that part, term or provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

15. Survival of Representations

All representations and warranties and agreements made herein shall survive the delivery of this Bill of Sale.

16. Notice

All communications and notices hereunder shall be in writing; and shall be deemed to have been duly given if delivered personally, or when mailed, if sent by certified mail, return receipt requested, and by facsimile transmission, if to Buyer at 8 West 38th Street, New York, New York 10018, or if to Seller at: c/o Rockaway Kennedy Cash Checking, 1600-39 Rockaway Boulevard, Jamaica, New York 11434, or at such other place as the party may have designated to the other party upon written notice.


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

IN WITNESS WHEREOF, this Warranty Bill of Sale and Assignment and Related Agreements has been duly executed on behalf of the Seller by its President and attested by its Secretary effective date the 16th day of January 1998.

                                    PRIME COMMUNICATIONS OF
                                          NEW YORK, INC.


Attest:                             By: /s/ Peter Millius
                                       -----------------------------
                                            Peter Millius, President

 /s/ Steve Land
--------------------------
Steve Land, Secretary

IN WITNESS WHEREOF, this Warranty Bill of Sale and Assignment and Related Agreements has been duly executed on behalf of the Buyer by its President and attested by its Secretary effective the 16th day of January, 1998.

                                    DigiTEC 2000, Inc.


Attest:                             By: /s/ Frank Magliato
                                       -----------------------------
                                            Frank Magliato, CEO

 /s/ Diego Roca
--------------------------
Diego Roca, Secretary

Each of the signatories below, together constituting all of the shareholders of Prime Communications of New York, Inc., a New York corporation, agrees to jointly and severally guarantee the obligations of Prime Communications of New York, Inc. under this Warranty Bill of Sale and Assignment and Related Agreements Effective Date January 16, 1998.


 /s/ Peter Millius
--------------------------
Peter Millius


 /s/ Steve Land
--------------------------
Steve Land


--------------------------
Joseph Ruggiere


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--------------------------
Michael Sbabo


--------------------------                -----------------------------
Len Sokol                                 Fred Hoffman


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